UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Equus Total Return, Inc.

(Name of Registrant as Specified in its Charter)
J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV - FBO S. Preston Douglass, Jr.
Douglass Trust IV - FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

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The Committee to Enhance Equus Presentation to RiskMetrics Group for EQUUS TOTAL RETURN, INC. Related to the May 12, 2010 Annual Meeting

2 The Committee to Enhance Equus COMMITTEE OVERVIEW The members of The Committee collectively own approximately 11.4% of the outstanding shares of Equus The Committee to Enhance Equus' goal of electing our nine, highly qualified nominees to the Board and our sole reason for running this campaign is to restore the successful past 25-year investment philosophy and creation of value that stockholders deserve The Committees nine highly qualified nominees are: J. Philip Ferguson; Lance T. Funston; John D. White; Charles R. Ofner; Dr. Francis D. Tuggle; John P. Wade; Paula T. Douglass; Dr. Charles M. Boyd; and Jonathan H. Godshall The Committee has put personal funds of its members at risk in conducting this proxy contest The Committee is opposing the "Holdover 5" (Richard F. Bergner, Kenneth I. Denos, Gregory J. Flanagan, Henry W. Hankinson, and Robert L. Knauss) and the four new nominees introduced to the Fund by MCC Global, Fraser Atkinson, Alessandro Benedetti, John A. Hardy, and Bertrand des Pallieres

3 3 65% DECLINE IN STOCKHOLDER VALUE No personal stock ownership held by the four new Equus nominees The Company has suffered from a significant lack of stability and continuity in its management The vast majority of Equus' investments are domestic, while the Holdover 5 touts its nominees foreign experience, The Committee sees no "silver bullet" in having a foreign experienced focused board The Committee to Enhance Equus REASONS FOR SOLICITATION

4 The Holdover 5 nominated the four additional candidates (Fraser Atkinson, Alessandro Benedetti, John A. Hardy, and Bertrand des Pallieres) on their slate in a hasty and substandard manner That "process" appears to have been so lacking that it failed to discover legal proceedings involving Alessandro Benedetti Rudimentary internet searches reveal that on June 15, 2009, Mr. Justice Patten of the High Court of Justice Chancery Division of the United Kingdom, stated the following regarding Mr. Benedetti in the official transcript of his judgment: "Mr Benedetti was himself the subject of a criminal investigation in connection with [Magnetofoni Castelli, a company] which led to his arrest on charges which included false accounting. He entered into a plea bargain with the prosecuting authorities under which he entered a guilty plea and accepted a sentence of imprisonment. Although when asked about this in cross-examination he suggested that this did not amount to and should not be treated as a criminal conviction, it seems obvious to me that the opposite is the case." The Committee believes shareholders are entitled to a thorough and proper vetting of the directors to whom they entrust their company The Committee to Enhance Equus PROCESS FOR VETTING DIRECTORS IS FLAWED

5 Given the significant declines in shareholder value, we believe that real change is needed at Equus, and that real change requires a core transformation of the Board, not the continuation of a majority of the existing Board and a minority of new directors Our Nominees personally own more than ten times the amount of shares owned by the current majority's nominees, one of whom sold Equus shares in the first two weeks of April Six of our nine nominees have never served as directors or officers of Equus or its former investment adviser Only two of Our Nominees are incumbent Board members Our slate represents real change The Committee to Enhance Equus OUR PLATFORM

6 J. Philip Ferguson - Non-Executive member of the Board of Directors of ABM Industries Incorporated, a facility services provider. AIM Capital Management, a large, multi-faceted fund, from 2000 to 2007, including as the Chairman, President, Chief Investment Officer and Senior Investment Officer. Lance T. Funston - Non-Executive Chairman of the Board of Directors of Telamerica Media, Inc., a media aggregator. Non-Executive Chairman of the Board of Directors of Ultimark Products, LLC, a consumer products company, since 2000. Mr. Funston founded Portfolio Management Systems Incorporated, which developed investment management systems for major financial institutions including John Hancock, Fidelity Mutual, American General, Sun Life, and Bank of America. John D. White - Co-Founder, Chief Executive Officer and Chairman of the Board of Directors of Standard Renewable Energy Group, LLC, a private equity fund, and Non-Executive Chairman of the Board of Trulite, Inc., a company commercializing clean power generator products. Mr. White was a Regent of the Texas A&M University System from 2003 to 2009 and served as the Chairman of the Board of Regents from 2005 to 2007 and Vice Chairman from 2007 to 2009. Managing Director of The Wind Alliance since January 2009. The Committee to Enhance Equus OUR NOMINEES HAVE THE RIGHT BACKGROUND FOR EQUUS

7 Charles R. Ofner - Owner of Ofner Associates, Inc., a company primarily engaged in international exploration and production and oil services. Mr. Ofner was, from 2000 to 2006, a director of Stewart & Stevenson Services, Inc., a company formerly listed on the NYSE which operated in the highly regulated industry sector of oil and gas equipment and services, serving on the corporate governance committee and as chairman of the compensation committee. Mr. Ofner has over 30 years of international business experience. Dr. Francis D. Tuggle - Professor at the George L. Argyros School of Business and Economics at Chapman University since January 2006 and Dean from July 2002 to January 2006. Professor at the Kogod College of Business Administration at American University from July 1999 to June 2002 and Dean from July 1990 to June 1996. Dr. Tuggle is currently a member of the Board of Directors. John P. Wade - Senior and Managing Partner of Wade & Company, LLP, a public accounting firm. Mr. Wade has extensive experience advising business development companies. The Committee to Enhance Equus OUR NOMINEES (CONT.)

8 Paula T. Douglass - Mrs. Douglass is a licensed attorney, having practiced at Fulbright and Jaworski from 1988 to 1991. She served as a director of Iwerks Entertainment, a publicly traded company on the NASDAQ exchange, from 1993 to 1997, including service as Executive Chairman from 1995 to 1997. In addition to years of fund experience, Mrs. Douglass originated and structured Equus's investments in Equus Media Development Company, LLC and Trulite, Inc. Mrs. Douglass serves on the Board of Visitors for Pepperdine School of Law and is a trustee for the University of Houston Foundation. Dr. Charles M. Boyd - Medical Director at The Boyd Cosmetic Surgical Institute since April 2009. Dr. Boyd served as Associate Chief of Staff, Office of Clinical Affairs, at the University of Michigan from 2006 to April 2008. He was also an Assistant Professor, Dept. of Dermatology, Div. of Cutaneous Oncology and Dept. of Otolaryngology Head and Neck Surgery, Div. of Facial Plastic Surgery, at the University of Michigan from 1999 to January 2007. Dr. Boyd is currently a member of the Board of Directors. Jonathan H. Godshall - President and Chief Executive Officer of Verdient Technologies LLC, a company focused on technology based energy efficiency products. From 1986 to 2001, Mr. Godshall was the President and Chief Executive Officer of Igloo Products Corp., manufacturing and marketing coolers and related products on a worldwide basis. The Committee to Enhance Equus OUR NOMINEES (CONT.)

9 As stockholders of over 11% of the Company, we view what is occurring at Equus, in particular its stock performance, as unsatisfactory Our Nominees represent a diverse cross-section of the business, legal and academic communities and would bring to our Board broad experience in fund management oversight, investment management, international business, business development, the practice of law, administration, tax, accounting, the healthcare industry and service on public and private boards of directors Six of our nine nominees have not served as directors or officers of the Company Only two of Our Nominees are incumbent Board members WE URGE SHAREHOLDERS TO VOTE THE GOLD PROXY CARD It is time for a change We believe Our Nominees can do better The Committee to Enhance Equus IT IS TIME FOR A CHANGE

10 The Committee to Enhance Equus THE COMMITTEE TO ENHANCE EQUUS HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF PROXIES FOR USE AT EQUUS TOTAL RETURN, INC.'S ANNUAL MEETING, INCLUDING INFORMATION RELATING TO THE COMMITTEE, OUR NOMINEES AND THE PARTICIPANTS IN THIS SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO EQUUS STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OURMATERIALS.COM/ENHANCEEQUUS AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 15, 2010.